EXHIBIT 21.1

Subsidiaries of the Registrant

The following are the subsidiaries of FAT Brands Inc., a Delaware corporation, as of December 26, 2021. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the list omits (i) certain subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary, and (ii) consolidated subsidiaries that are wholly-owned and carrying on the same line of business (franchising, ownership and operation of restaurants). The number in parentheses following the name of certain subsidiaries indicates the number of wholly-owned multiple subsidiaries of the parent subsidiary which carry on the same line of business as the parent subsidiary. All of the omitted subsidiaries operate in the United States.

1.FAT Brands Royalty I, LLC, a Delaware limited liability company
2.Buffalo’s Franchise Concepts Inc., a Delaware corporation
3.Ponderosa Franchising Company LLC, a Delaware limited liability company
4.Ponderosa International Development Inc., a Delaware corporation
5.Puerto Rico Ponderosa Inc., a Delaware corporation
6.Hurricane AMT, LLC, a Delaware limited liability company
7.EB Franchises LLC, a Delaware limited liability company
8.Johnny Rockets Licensing Canada LLC, a Delaware limited liability company
9.Fatburger North America, Inc., a Delaware corporation
10.Bonanza Restaurant Company LLC, a Delaware limited liability company
11.Yalla Mediterranean Franchising LLC, a Delaware limited liability company
12.Yalla Acquisition LLC, a Delaware limited liability company (7)
13.Johnny Rockets Licensing LLC, a Delaware limited liability company
14.FAT Virtual Restaurants LLC, a Delaware limited liability company
15.FAT Brands Management, LLC, a Delaware limited liability company
16.Fog Cutter Acquisition LLC, a Delaware limited liability company
17.Johnny Rockets Holding Co., a Delaware corporation (1)
18.GFG Management, LLC, a Delaware limited liability company
19.Round Table Development Company, a California corporation
20.Round Table Pizza Nevada, LLC, a Delaware limited liability company
21.HDOS Acquisition, LLC, a Delaware limited liability company
22.Global Franchise Group, LLC, a Delaware limited liability company
23.FAT Brands GFG Royalty I, LLC, a Delaware limited liability company
24.HDOS Franchise Brands, LLC, a Delaware limited liability company (3)
25.Marble Slab Franchise, LLC, a Delaware limited liability company (3)
26.GAC Franchise Brands, LLC, a Delaware limited liability company (3)
27.PM Franchise Brands, LLC, a Delaware limited liability company (3)
28.GAC Manufacturing, LLC, a Delaware limited liability company
29.GAC Supply, LLC, a Delaware limited liability company
30.PT Franchise Brands, LLC, a Delaware limited liability company (2)
31.Round Table Pizza, Inc., a Delaware corporation (2)
32.FAT Brands Twin Peaks I, LLC, a Delaware limited liability company (2)
33.Twin Restaurant, LLC, a Delaware limited liability company (25)
34.Twin Restaurant Development, LLC, a Texas limited liability company (30)
35.Twin Restaurant Franchise, LLC, a Delaware limited liability company (1)
36.FAT Brands Fazoli’s Native I, LLC, a Delaware limited liability company
37.Native Grill and Wings Franchising, LLC, a Delaware limited liability company

38.Fazoli’s Holdings, LLC, a Delaware limited liability company (5)
39.Fazoli’s Joint Venture, Ltd., a Kentucky limited partnership
40.Fazoli’s Franchising Systems, LLC, a Delaware limited liability company